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                                                                     Exhibit 4.5


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION THEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


NEITHER THIS GLOBAL SECURITY NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). EACH OF THE HOLDER HEREOF AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, BY HOLDING THIS GLOBAL SECURITY AND ACQUIRING THEIR BENEFICIAL INTERESTS HEREIN, RESPECTIVELY, AGREES FOR THE BENEFIT OF STUDENT LOAN FUNDING 1998-A/B TRUST (THE "ISSUER") THAT THIS GLOBAL SECURITY AND BENEFICIAL INTERESTS HEREIN MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER, (2) SO LONG AS THIS GLOBAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN ACCORDANCE WITH RULE 144A OR AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) OF THE SECURITIES ACT WHICH PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144(A), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (RESALES DESCRIBED IN SUBCLAUSES (1) THROUGH (4) BEING REFERRED TO AS "SAFE HARBOR RESALES"), (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL SECURITY OTHERWISE THAN IN A SAFE HARBOR RESALE THE ISSUER OR THE INDENTURE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION AND WITH ANY STATE SECURITIES LAWS THAT MAY BE APPLICABLE), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OR ANY STATE OF THE UNITED STATES. EACH OWNER OF A BENEFICIAL INTEREST IN THIS GLOBAL SECURITY, BY ACQUIRING SUCH BENEFICIAL INTEREST, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOTIFY ANY PURCHASER OF SUCH BENEFICIAL INTEREST FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED ONLY IN THE CIRCUMSTANCES SPECIFIED IN THE INDENTURE.


THE INTEREST ON THIS SERIES 1998A-4 NOTE IS NOT EXCLUDABLE FROM GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES.


Registered                                                            Registered
No. D-2                                                              $93,300,000

                       STUDENT LOAN FUNDING 1998-A/B TRUST
                 STUDENT LOAN SENIOR ASSET-BACKED CALLABLE NOTE
                                 SERIES 1998A-4
                                 (AUCTION RATE)

Date of Original Issuance: December 22, 1998                    CUSIP: 86387QAB0

Interest Rate: As Herein Provided         Legal Final Maturity: December 1, 2019

         Student Loan Funding 1998-A/B Trust, a common law (as opposed to statutory) trust created under the laws of the State of Delaware (herein called the "Issuer"), by Firstar Bank, National Association, not in its individual capacity, but solely as co-owner trustee of Student Loan Funding 1998-A/B Trust (the "Co-Owner Trustee"), hereby acknowledges itself indebted and, for value received, hereby promises to pay (but only out of the Trust Estate) to

                                   CEDE & CO.

or registered assigns, on the Legal Final Maturity stated above (subject to prior redemption referred to herein), the



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principal sum of


               NINETY-THREE MILLION THREE HUNDRED THOUSAND DOLLARS

in lawful money of the United States of America; and to pay interest thereon at the Series Interest Rate applicable for each Interest Accrual Period on the dates as provided herein (but only out of said Trust Estate) in like lawful money.

         This Series 1998A-4 Note is one of a duly authorized issue of notes of the Issuer designated as "Student Loan Funding 1998-A/B Trust Student Loan Senior Asset-Backed Callable Notes, Series 1998A-4 (Auction Rate)" in the aggregate principal amount of $93,300,000 (this series herein referred to as the "Series 1998A-4 Notes"), initially issued (a) pursuant to a resolution duly adopted by the Management Committee of Student Loan Funding LLC, a Delaware limited liability company (the "Original Issuer") authorizing the issuance of the Series 1998A-4 Notes and (b) under (i) the authority of the Certificate of Formation and Limited Liability Company Agreement of the Original Issuer and
(ii) an Indenture of Trust, dated as of December 1, 1998 (the "Original Base Indenture"), and a Terms Supplement, dated as of even date with the Base Indenture (the "Original Terms Supplement"). In connection with the sale and transfer of, or alternatively, the pledge and grant of a security interest in the Trust Estate to the Issuer by the Original Issuer and the assumption by the Issuer of all of the Original Issuer's obligations under the Original Base Indenture and Original Terms Supplement, the Original Base Indenture and Original Terms Supplement have been amended and restated by the First Amended and Restated Indenture of Trust and the First Amended and Restated Terms Supplement to the First Amended and Restated Indenture of Trust, respectively, each dated as of March 15, 1999 (collectively, the "Indenture"), and each by and among the Issuer, Firstar Bank, National Association, not in its individual capacity, but solely in its capacity as the initial eligible lender trustee on behalf of the Issuer (the "Initial Eligible Lender Trustee" and together with any other eligible lender trustee thereunder, each an "Eligible Lender Trustee"), and Firstar Bank, National Association, as indenture trustee (the "Indenture Trustee"). The Series 1998A-4 Notes are issued simultaneously and on a parity with the Student Loan Funding 1998-A/B Trust's $400,000,000 Student Loan Senior Asset-Backed Notes, Series 1998A-3 (LIBOR Floating Rate) (the "Series 1998A-3 Notes"), Student Loan Funding 1998-A/B Trust's $90,000,000 Student Loan Senior Asset-Backed Callable Notes, Series 1998A-5 (Auction Rate) (the "Series 1998A-5 Notes"), and Student Loan Funding 1998-A/B Trust's $90,000,000 Student Loan Senior Asset-Backed Callable Notes, Series 1998A-6 (Auction Rate) (collectively with the Series 1998A-3 Notes, the Series 1998A-4 Notes and Series 1998A-5 Notes, the "Series 1998A Notes") and simultaneously with and on a basis senior to Student Loan Funding 1998-A/B Trust's $54,500,000 Student Loan Subordinate Asset-Backed Notes, Series 1998B-3 (Fixed Rate) (collectively with the Series 1998A Notes, the "Notes"). References in this Series 1998A-4 Note to the name "Student Loan Funding 1998-A/B Trust" or to the term "Issuer" shall mean the Co-Owner Trustee, not in its individual capacity, but solely as Co-Owner Trustee of the Issuer.

         Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, and to all of the provisions thereof, to all of which provisions the Holder of this Series 1998A-4 Note, by acceptance hereof, hereby assents and agrees, for definitions of terms; the descriptions of and the nature and extent of the security for the Series 1998A-4 Notes; the student loan purchase program being financed by the issuance of the Series 1998A-4 Notes; the revenues and other assets pledged (the "Trust Estate") to the payment of the principal of and interest and any Carryover Interest on the Series 1998A-4 Notes (subject to the prior rights of the Indenture Trustee to any realization from the Indenture Trustee's lien on and security interest in the Trust Estate for payment of its fees and expenses and the fees and expenses of each Eligible Lender Trustee); the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Directing Notes; the rights and remedies of the Holders of the Series 1998A-4 Notes, including the limitations therein contained upon the right of a Holder to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer, each Eligible Lender Trustee and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, security interests, assignments and covenants made therein may be discharged at or prior to the maturity of this Series 1998A-4 Note, this Series 1998A-4 Note thereafter no longer being secured by the Indenture or being deemed to be outstanding thereunder; and for the other terms and provisions thereof.




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         Words and terms used as defined words and terms in this Series 1998A-4
Note and not otherwise defined herein shall have the meanings given them in the Indenture.

         The principal of and interest and Carryover Interest, if any, on the Series 1998A-4 Notes are limited obligations of the Issuer payable only out of the Trust Estate, as and to the extent set forth in the Indenture, and are secured by a pledge of, lien on, security interest in and assignment of the Trust Estate, subject to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth in the Indenture.

         THE INTEREST ACCRUAL PERIOD, THE APPLICABLE SERIES INTEREST RATE, THE METHOD OF DETERMINING THE SERIES INTEREST RATE ON EACH OF THE SERIES 1998A-4 NOTES, THE DISTRIBUTION OF PRINCIPAL OF AND INTEREST AND CARRYOVER INTEREST, IF ANY, ON THIS SERIES 1998A-4 NOTE AND REDEMPTION OF THIS SERIES 1998A-4 NOTE WILL BE DETERMINED IN ACCORDANCE WITH THE TERMS, CONDITIONS AND PROVISIONS OF THE INDENTURE AND THE AUCTION AGENT AGREEMENT, TO WHICH TERMS, CONDITIONS AND PROVISIONS SPECIFIC REFERENCE IS HEREBY MADE, AND ALL OF WHICH TERMS, CONDITIONS AND PROVISIONS ARE HEREBY SPECIFICALLY INCORPORATED HEREIN BY REFERENCE.

         No covenant or agreement contained in this Series 1998A-4 Note or in the Indenture shall be deemed to be a covenant or agreement of any officer, director, agent or employee of the Issuer in his or her individual capacity, and none of such officers, directors, agents or employees nor any person executing this Series 1998A-4 Note on behalf of the Issuer shall be liable personally on this Series 1998A-4 Note or be subject to any personal liability or accountability by reason of the issuance of this Series 1998A-4 Note.

         If an Event of Default occurs, the principal of and interest on all Notes issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture and the rights and obligations of the Issuer, each Eligible Lender Trustee, the Indenture Trustee and the registered owner hereof may be modified or amended in the manner and subject to the conditions set forth in the Indenture.

         Except when this Series 1998A-4 Note is held in a Book-entry System, this Series 1998A-4 Note is transferable by the registered owner hereof or its attorney duly authorized in writing at the principal corporate trust office of the Indenture Trustee, upon surrender of this Series 1998A-4 Note, accompanied by a duly executed instrument of transfer in the form set forth herein, with signature guaranteed in a manner satisfactory to the Indenture Trustee, subject to such reasonable regulations as the Issuer or the Indenture Trustee may prescribe, and upon payment of any tax, fee or other governmental charge incident to such transfer. Upon any such transfer there shall be issued in the name of the transferee a new fully registered Series 1998A-4 Note or Series 1998A-4 Notes of Authorized Denominations of the same aggregate principal amount and date as this Series 1998A-4 Note. The person in whose name this Series 1998A-4 Note is registered shall be deemed the owner hereof for all purposes, and the Issuer, the Indenture Trustee and any other designated Authenticating Agent shall not be affected by any notice to the contrary.

         The Series 1998A-4 Notes are issuable only as fully registered notes in Authorized Denominations. Except when this Series 1998A-4 Note is held in a Book-entry System and subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Series 1998A-4 Notes may be exchanged at said office of the Indenture Trustee for a like aggregate principal amount of Series 1998A-4 Notes of the same date and series of other Authorized Denominations.

         In any case where the date fixed for the payment of principal of or interest or Carryover Interest on this Series 1998A-4 Note shall not be a Business Day, then payment of such principal or interest or Carryover Interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment thereof.

         It is hereby certified, recited and declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Series 1998A-4 Note and the issue of which it is one, have happened, exist and have been performed in regular and due time, form and manner as


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required by law; and that this Series 1998A-4 Note and the issue of which it is one do not exceed any limitations of indebtedness prescribed by law or otherwise applicable to the Issuer.

         This Series 1998A-4 Note shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication and registration hereon endorsed shall have been signed by the Indenture Trustee or the Authenticating Agent.

         This Series 1998A-4 Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the Issuer has caused this Series 1998A-4 Note to be executed in its name and on its behalf by the facsimile signatures of the undersigned authorized officers of the Issuer.

                      STUDENT LOAN FUNDING 1998-A/B TRUST,
                     By Firstar Bank, National Association,
        not in its individual capacity, but solely as co-owner trustee of
                      Student Loan Funding 1998-A/B Trust,



         BY: _______________________
         Title:  ___________________



            [FORM OF CERTIFICATE OF AUTHENTICATION AND REGISTRATION]

                  This is one of the Series 1998A-4 Notes described in the within mentioned Indenture, and has been registered this date:

Date of Registration and Authentication:  _______________________



                                      FIRSTAR BANK, NATIONAL ASSOCIATION,
                                      as Indenture Trustee



                                      By ____________________________________
                                                Authorized Signatory



                        [Form of Assignment for Transfer]

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ (Tax Identification or Social Security Number:
_______________) the within Student Loan Senior Asset-Backed Callable Note, Series 1998A-4__ (Auction Rate), of Student Loan Funding 1998-A/B Trust, and hereby irrevocably constitutes and appoints _______________ attorney to transfer said Note on the registry books kept by the Indenture Trustee for that purpose with full power of substitution in the premises.

Dated_______________                            ________________________________
                                                Signature



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                  NOTE: The signature to the assignment must correspond to the name as written on the face of this Note in every particular, without any alteration or change whatsoever.



Signature Guarantee:______________________________